Exhibit 10.4

Preliminary Report for Snowdon Resources Corporation on
CR Claim Group, Mogollon Rim, AZ

by Dr. Karen J. Wenrich

Summary of Field Work

The CR Claims were evaluated by Karen Wenrich and Gordon Gumble between October 23-25, 2008. At the request of Wenrich, landman Robert Macer, produced the base landmap of the claims for the field evaluation and subsequent base for the field data provided in this report. He also verified that the claims were current with the BLM. Claim locations were reviewed in the field, and although some of the corner posts appear to be missing others were present.

Gamma-ray and strike and dip measurements were made throughout the claim area. Results for the gamma-ray measurements are shown in figure 1 and strike and dip measurements on the Supai Group outcrops are shown in figure 2.

Gamma Ray anomalies were confirmed in an area that appears to be approximately near one of the smaller radon anomalies shown in the report of July, 2008 by John Rud. However, his radon anomaly map does not have a topographic base and the air photo underlay for figure 7 in his report is not discernable on the .pdf digital copy, making it more difficult to compare the two locations. One of the pits shown in the Rud report was located. However the one with the anomalous sandstone outcrop could not be found – it was supposed to be located within 200 feet of the other pit (Rud, verbal communication, Oct, 2008). The field team could not locate it after 2 hours of searching around the located pit.

Deposit Type

The type location for the deposit target located in the CR claim block is the Promontory Butte uranium deposit. The uranium minerals occur in limestone-pebble conglomerate and overlying carbonaceous shale (figs 3 and 4). The Promontory Butte deposit is essentially horizontal and is 1-4 feet in thickness. Abundant carbonized wood and plant remains are associated with much of the uranium. The Arizona Geological Survey files show that in the 1979 Arizona uranium production reported to DOE by Natural Resources Co for the Neptune Property “less than 500 tons of low grade ore” were shipped. A note in the file states that “actual 400 tons @0.05% U3O8” were shipped.

Flat-lying Pennsylvanian and Permian strata along the Mogollon Rim in central Arizona contain laterally persistent zones of carboniferous material that apparently served as uranium reductants in several uranium-mineralized areas, such as Promontory Butte, Fossil Creek, Cibecue, and Carrizo Creek. A survey by Piece and others (1977) “of over 80 miles of Paleozoic outcrop along the escarpment of the southern edge of the Colorado Plateau and of 30 subsurface control points over about 10,000 square miles of plateau surface, revealed that anomalous uranium in outcrop and anomalous radioactivity in the subsurface is widespread”. Nevertheless, only the promontory Butte Deposit ever produced any uranium ore.

The uranium mineralization occurs within a channel in the Pennsylvanian and Permian Supai Group. The channel contains a wide variation in lithology grading within a few feet from black shales to coarse conglomerates; many of the pebbles in the conglomerate are limestone. The uranium mineralization formed in coalified plant fossils along bedding planes (Wenrich and others, 1989). Although some carbonaceous plant debris produced gamma counts of 4,000 cps on a scintillometer (background counts in the Supai Group were 40 cps), other similar carbonaceous debris yielded no anomalous radiation. The mineralized horizon is about 200 m (700 ft) above the Redwall Limestone and 275 m (900 ft) below the Fort Apache Member of the Supai Group (Peirce and others, 1977, Peirce, 1989). Peirce and others (1977) believed that the fluvial complex displays a progressive northward shift of channel deposits in which pebbles grade to inclined siltstones-claystones on the south side of channels; they believe this grading represents the inside of a meander. They also concluded that the current flowed in an easterly direction and that these are point-bar deposits.

Chemical analyses form Wenrich and others (1989) of organic-rich conglomerate samples typically yield uranium concentrations on the order of 3,000 ppm with anomalous Cu, Pb, and Zn. Malachite, pyrite, and goethite are abundant on the surface exposure while other minerals, primarily sulfides, contribute to the anomalous Cu, Pb, and Zn concentrations and can be observed petrographically: bornite, chalcocite, chalcopyrite, covellite, digenite, galena, marcasite, pyrite, and sphalerite. Uraninite has been identified in large masses of the carbonaceous material and is also associated with calcite that is enclosed by sphalerite.

Radon Survey Evaluation

Attached, as Appendix 1, is a report by Dr. G. Michael Reimer, who was the leading US Geological Survey radon expert prior to his retirement. He is currently consulting internationally on radon exploration and environmental issues. He prepared the report at the request of Wenrich so she could verify the quality of the Rud, 2008 radon survey for the 43-101 report. In his report he has evaluated the radon surveys that were completed over the CR Claims and discussed in the July, 2008 report by John Rud. He points out that some of the experimental/survey conditions used in their radon exploration surveys are not listed in the report. However, making several assumptions he proceeded with the evaluation of the survey at my request.

He states, as does the Rud report, that where the Rn anomalies are is not necessarily where the orebody, if there is one, might be. It is my opinion that the drilling should definitely not be centered on the Rn anomalies for two reasons: (1) As pointed out by Dr. Reimer, a Rn anomaly is not going to be transported more than 10 feet through soil and less so through rock. The odds of an orebody occurring in the top 10 feet are not good. Therefore, this anomaly is probably transported as Dr. Reimer points out, by water or other gases. This would render the source of the radon displaced from the anomaly. (2)  During the field investigation by Wenrich and Gumble it was determined that the Rn anomalies occurred along a break in slope on the south side of a hill. The break in slope suggests a lithology change along the linear trend of the gamma ray anomaly. Based on the stratiform nature of these Supai Formation uranium occurrences that this indicates that the Rn is being transported laterally along the base of a porous unit that lies along an impermeable (probably shale) horizon in the Supai Group that probably forms the ledge just below the break in slope. Hence, any orebody creating this anomaly is most likely located to the north and beneath the hill.

Recommendations

The author currently has adequate information and has done a proper field verification to prepare to complete the 43-101. The only possible recommendation would be another day of field work to locate the pit with the anomalous sandstone with exact GPS coordinates provided by John Rud. Mr. Rud provided coordinates over the telephone during the previous fieldwork, but one digit was missing from the Easting coordinate provided. The author called immediately after noticing the problem, and left a message requesting a repeat of the numbers, but Mr. Rud never returned the call. Verification of the anomalous outcrop would be a positive statement for the 43-101. Additionally, it might be good to locate the highest radon anomalies in the field if exact coordinates could be provided from the radon survey.

CR Claim Group
Gila Co., Arizona
Anomalous linear zone
< 25' wide
Pit
Pit
12
10
8
6
4
2
11
9
7
5
3
1
34
35
YARD
Creek
Scintillometer reading (cps)
30 - 39
40 - 44
45 - 75
0
1,000
2,000
3,000
4,000
Feet
10-20-08

Figure 1. Gamma-ray measurements using a Scintrex gamma-ray spectrometer on the CR claims.

CR Claim Group
Gila Co., Arizona
Anomalous linear zone
< 25' wide
Pit
Pit
12
10
8
6
4
2
11
9
5
3
1
34
35
YARD
6386T
6268T
6301T
6159T
6321T
6207T
6424T
4WD
Creek
0
1,000
2,000
3,000
4,000
Feet
10-20-08

Figure 2. Strike and dip measurements and pit locations on the CR Claims.

Figure 3. Channel in the Supai Group containing a limestone pebble conglomerate with uranium-rich pods of organic debris. Promontory Butte Uranium
Deposit. Photo taken by K. Wenrich on October 24, 1988.

Figure 4. Limestone-pebble conglomerate from the CR claims. Wenrich photo
October 24, 2008

Appendix 1

Review and Commentary on a Report:

Radon Survey of CR Mineral Claims
by GeoXplor Corporation, Anthem, Arizona,
Conducted on behalf of Snowdon Resources Corporaton
Vancouver, B.C.

Prepared by G. Michael Reimer, Ph.D.
Consulting Geologist
Arvada, Colorado

Submitted October 24, 2008
To:

Snowden Resources Corporation
Vancouver, B.C.
Canada

INTRODUCTION:

This is a review and commentary of the 7/07/08 report “Radon Survey of CR Mineral Claims” by GeoXplor, Anthem, AZ and submitted to Snowden Resources Corporation, Vancouver, B.C.
The report presented the results of a radon survey conducted over 12 contiguous CR mineral claims located in Township 11 north, Range 13 East, sections 34 & 35, Gila County, Arizona.
The report was sent to me for review and commentary by Dr. Karen Wenrich on October 18, 2008.

SURVEY LOCATION:

The 12 claims cover an area of approximately 1.1 km2. The claims are situated at an elevation of about 6200 to 6450 feet in a pine forested area with some drainage patterns running to the southsouth west. They have soil cover, and they appear to have been previously explored because of the presence of exploration-type pits on the property. The claims lie within a uranium mineralized NW to SE trend in the Mogollon Rim of the Colorado Plateau (Rud, 2008).

ANALYTICAL METHODS:

The analytical devices used for radon measurement were electret ion chambers. The manufacturer was not specified but the most common manufacturer is Rad Elec Inc. in Frederick,
Maryland. These devices measure Rn-222 by its alpha decay. The charged alpha particle impacts a charged plastic device, typically teflon, and neutralizes some of the charge on the plastic. The voltage difference on the plastic is read before and after exposure to gases and the voltage difference is related to the radon concentration. The device admits air as there is a filter to keep out dust particles. This filter also serves to exclude the shorter half-life radon isotopes produced by thoron (Rn-220) and actinon (Rn-219) because it takes longer for those gases to penetrate the filter and they decay before entering the device. The device can be used in a static and dynamic mode but it was not specified here. Static mode is where it is exposed to gases that flow naturally around and into the device. The dynamic mode is where gases can be pumped into the device. These devices were manufactured to address the measurement of indoor radon concentrations but are suitable for field measurements for exploration programs (Beamon and Tissot, 2004).

COMMENTS ON SURVEY:

The 12 claims are contiguous and cover about 1.1 km2. In all, there were 645 sample sites with 585 samples collected. This is excellent coverage of the area with sampling on traverses every
20 meters on 10 grid lines spaced 100 m apart. This very high density of sampling in large measure precludes the normal standards of duplicate or replicate samples as such information can be theoretically gleaned from the database.

Detailed information about the survey is not included in the report. There is no information about how the electret devices were deployed. It is unknown how many were employed or if they were placed on the surface or buried in a shallow hole that was covered to impede atmospheric exchange with the gases released from the soils. From the average radon concentrations reported, it is presumed that the devices were not buried. The time required for the survey and the exposure time of the devices is not included. Weather conditions at the time of sampling are not mentioned. There is mention of background sampling but no description of what area was used to determine background.

COMMENTS ON RESULTS:

The results of the survey are reported as the voltage charge differential of the devices from readings taken before exposure and after exposure. The range of these voltages is presented as -
0.71 dV to 36.67 dV with a mean of 11.61 dV and a midrange (mode) of 17.98 dV. The standard deviation is reported to be 4.92 dV.

Voltage differences are survey specific and are not readily comparable to other surveys. That is because in large part, it is unknown if or how the measurement devices are calibrated.
Concentrations are often helpful because it allows comparison of various sites. Typically, concentrations for radon are reported in pCi/L (picoCuries per liter) or Bq/m3 (Becquerels per cubic meter, the SI format). The concentrations can be estimated for the electret devices (if type S from Rad Elec was used) using the guidance of an OSHA calibration (Cook, 1992). A rough figure is 1 pCi per -0.5 volt. Applying this calibration would indicate that the concentration range for this area is 0-74 pCi and the mode being 36 pCi. It should be stressed here that this conversion is highly presumptive, as information to make an informed estimate is not provided.

A more detailed description of the method is important for rigorous interpretation. Different methods of collecting gases will give different concentrations. Collecting soil gas through a probe inserted to 0.5- or 1-m depth give Rn concentrations generally ranging from a few hundred to tens of thousands pCi/L (Reimer and Tanner, 1991, Reimer, 1992). Thus, in this present survey with the low concentrations, it is presumed that the devices were not buried. In addition, collection with a probe obtains a sample almost instantaneously, whereas an electret device is a cumulative method, recording the total average concentration over a period of time. Thus, if collection times vary, the results should be normalized to a standard time base. The latter method, if used for a long enough time depending on local conditions, also ameliorates some of the weather-influenced concentration variations.

The nature of the uranium occurrence in the vicinity of the claims is that it is uraninite and associated with organic materials, notably coal-like material. This information gives and indication that the regional unit will show increased radioactivity. The radon results and limited gamma readings of this survey confirm this presumption. A few gamma-ray measurements were reported as being twice background.

The results of the survey are presented in Figure 5 of the report. The contour interval is -2 dV and indicates some regions of very high radon concentrations. Similar to the known trend of mineralization, there is the suggestion of a NW-SE trend of the anomalies, although it is greatly controlled by the kriging of the grid sampling pattern. A check of figure 6 that shows the actual voltage differences with respect to individual samples reveals that the anomalies are very specifically located, perhaps within a +/- 40 meter zone. Adjacent samples on the traverse lines often show similar high readings so the highs are not simply anomalous point sources.

COMMENTS ON RECOMMENDATIONS:

Four Drilling sites are suggested and are related to the highest radon anomalies. Some discussion of this recommendation is warranted. It is mentioned that the known uranium occurrence at Promontory Butte, just to the NW of the CR claims, seems to be from an identifiable zone of gray sand and shale that dips 10 degrees in the direction of the claims. From this information and the known topographic relief, it might be possible to estimate the depth of the drilling required to intersect this uranium bearing unit.

Caution should be used when suggesting the radon hot spot is the focus for drilling, especially if the uranium deposits are known to occur at some depth. Radon with a half life of 3.8 days has a limited migration distance generally not exceeding 10 meters in soil. By diffusion, it is limited to just a few meters distance (Reimer, 1991). It can be carried by other gases that may be pumped by atmospheric pressure changes or its parent radium can be carried by ground water. If transported by whatever mechanism, it will most likely occur in the transport zones, typically zones of higher permeability for fluid or gas transport such a fault or joint zones. Thus, there can be displacement from the surface anomaly to the actual source. This cautionary description is included in the CR Claims report on page 12:

“The location of the anomaly relative to the uranium body will be strongly influenced by the orientation of the pathways to the surface.”

This is important to consider when proposing drilling sites.

In this case, the claims cover a rather small area. Drilling, if shallow, that is on the order of meters that could be accomplished with a hand held drill, can provide for many holes other than the four suggested. If deeper holes are needed, 10s to 100s of meters, then drilling costs are a concern and it is recommended that the results of the first drilling guide subsequent drilling.

Given the drainage of the area and the proximity of a creek (unknown if intermittent), it is likely that ground water will be encountered. If that is the case, a general recommendation is that the water also be tested for radon. From a drilling pattern and a reasonable direction of ground water flow, it may be possible to determine sites for additional drilling. There is a suggestion of a secondary trend to the SSW in the radon anomalies in Figure 6. This is seen just to the west of center in the figure. It is possible that this anomaly is the skewed surface expression of radon gas being transported from depth. If so, and ground water movement is to the SSW, exploration may favor the NNE direction.

SUMMARY OF REVIEW:

Additional information would be helpful in interpreting the survey. The number of samples obtained is certainly adequate to discern that true differences in radon distribution occur over the area sampled. In surficial measurements of gaseous elements, the surface expression of anomalies can be displaced from buried sources (McCarthy and Reimer, 1986) . This is due to the transport of gas by means other than direct diffusion. Radon-222 with a half-life of 3.8 days can diffuse only a limited distance. For distances greater than 10 meters, other transport mechanisms are probably dominant. If it is anticipated that the uranium mineralization is near surface, the location of the anomaly can be the starting source for further exploration methods, such as drilling. However, it is likely that the central anomaly has been displaced from the mineralized source. Using geologic and hydrologic information, it may be possible to estimate the distance of displacement of the central anomaly. In any case, further studies should be flexible in modifying the location of sampling as new data become available.

REFERENCES:

Beaman, Mark and Tissot, Phillippe, 2004, Radon in Ground Waters of the South Texas Uranium District, Study 1842, web-site article,
http://gis.esri.com/library/userconf/proc04/docs/pap1842.pdf, or contact author for copy, Conrad Blucher Institute for Surveying and Science, Texas A&M University, 6300 Ocean Drive, Corpus
Christi, Texas 78412, mbeaman@cbi.tamucc.edu

Cook, Dixon, 1992, Sampling and Analytical Methods: Radon In Workplace Atmospheres - ID208, U.S. Department of Labor, Occupational Safety & Health Administration.

McCarthy, J.H., Jr., and Reimer, G.M., 1986, Advances in soil gas geochemical exploration for natural resources: Some current examples and practices: Journal of Geophysical Research, v.
91, p.12327-12338.

Reimer, G.M., 1992, Methodology for rapid assessment of the radon potential of soils: Journal of Radioanalytical and Nuclear Chemistry, v. 161, p. 377-387.

Reimer, G.M., 1991, Derivation of radon migration rates in the surficial environment by use of helium injection experiments, in Gundersen, L.C.S. and Wanty, R.B., editors, Field studies of radon in rocks, soils, and water: U.S. Geological Survey Bulletin 1971, p. 33-38.

Reimer, G.M. and Tanner, A.B., 1991, Radon in the geological environment: Encyclopedia of Earth System Science, in Nierenberg, W.A., ed., San Diego, California, Academic Press, p. 705-
712.

Rud, John O., 2008, CR Mineral Claims: Radon Survey, A report by GeoXplor Corp to Snowden Resources Corporation, prepared 7/07/08, 23 p.

PROFESSIONAL NOTICE:

I acknowledge that in Jefferson County, Colorado that

1) I have reviewed and provided comments on the 7/07/08Radon Survey Report provided by GeoXplor Corp, Anthem, Arizona to Snowdon Resources Corportation Vancouver, B.C. Canada.
This report was received via e-mail from Dr. Karen Wenrich.

2) I am a Geologist doing business at 13961 W. 83rd Place, Arvada, Colorado 80005.

3) I graduated in 1967 from Alfred University with a B.A. specializing in Chemistry Education

4) I graduated in 1972 from the University of Pennsylvania with a Ph.D. in Geology specializing in nuclear geology.

5) I was employed for 25 years by the U.S. Geological Survey as a Research Geologist and for 9 years by the Colorado School of Mines as a Research Professor in Geology.

This notice is dated and signed in Jefferson County Colorado on the 24th of October, 2008.

G. M. REIMER

G. Michael Reimer, Ph.D.